EXHIBIT 8.1

                              List of Subsidiaries

      Other than Mirae America, Inc., a California corporation, and Mirae Hong Kong Co., Ltd., a Hong Kong corporation, Mirae has a shareholding interest in 35 companies, all of which are Korean corporations. Set forth below is a list of such invested companies and Mirae's percentage of shareholding interest in them.

Company Name                                                          Percentage
-------------------------------------------------------------------   ----------
MR Tech Town Co. ..................................................       100.00
Mirae Online, Co., Ltd. ...........................................        81.38
Korea Internet.com Co., Ltd. ......................................        87.38
Alpha Logics Co., Ltd. ............................................       100.00
SoftForum Co., Ltd. ...............................................        41.51
Mobile Game Co., Ltd. .............................................        29.99
Mirae America, Inc. ...............................................        50.00
AIO Corporation ...................................................        21.63
SK Communications Corporation .....................................         4.54
On-net Corporation ................................................        14.71
Intro System Co., Ltd. ............................................        15.16
JIT Corporation ...................................................         3.65
Nara Vision .......................................................        17.43
NetThru ...........................................................        19.73
Cyber Bank Co., Ltd. ..............................................         1.36
Infinity Telecom Co., Ltd. ........................................        16.70
Telefree Co., Ltd. ................................................         2.57
Streambox Korea ...................................................         5.11
NeoBill Co., Ltd. .................................................         4.37
Mobens Co., Ltd. ..................................................        16.42
Mirae (HongKong) Co., Ltd. ........................................        99.00
Linxtek Co., Ltd. .................................................         1.22
Seoul Venture Base ................................................         5.69
EON Group .........................................................         1.33
CAMIS Co., Ltd. ...................................................         0.26
YESS World Inc. ...................................................         0.73
Sunwoo Information system .........................................         1.00
Dabonet Co., Ltd. .................................................         0.79
Digital Photo Corporation .........................................         0.93
Telinker ..........................................................         0.75
E-GIOS Corporation ................................................         1.59
Hackers Lab Co., Ltd. .............................................         1.47
Interchem Korea ...................................................         8.00
Imobiz ............................................................         2.32
K Lab .............................................................        11.10